Exhibit 3.27

AMENDMENT OF THE BY-LAWS

OF

INTERTAPE POLYMER CORP.

(now known as Intertape Inc.)

By-Laws of Intertape Polymer Corp. are amended, pursuant to § 13.1-714, et seq. of the Code of Virginia, 1950 as amended as follows:

ONE

The name of the Corporation is Intertape Polymer Corp.

TWO

Article IV, Section 2, of the By-Laws is amended as follows:

The officers of the Corporation shall include a President, a Treasurer, a Secretary and an Assistant Secretary who shall be elected and qualified. The officers may include a Chairman of the Board and one or more Vice Presidents or Assistant Vice-Presidents.

THREE

Article IV, Section 5, of the By-Laws is amended by adding the following:

An Assistant Vice-President, if appointed, shall, assist the Vice-President or Vice-Presidents in the discharge of his or her duties and in the absence of a Vice-President, shall have all of the powers and duties given to a Vice-President by these By-Laws. The Assistant Vice-President shall also have such additional powers and duties as may be delegated to him or her by the Board of Directors.

FOUR

Article IV, Section 6, which is amended by adding the following:

The Assistant Secretary shall assist the Secretary in the discharge of his or her duties, and, in the absence of the Secretary, shall have all of the powers and duties given to the Secretary by these By-Laws. The Assistant Secretary shall also have such additional powers and duties as may be delegated to him or her by the Board of Directors.

FIVE

The foregoing Amendment was adopted on the 31st day of May, 1993.

SIX

The above Amendment was passed by Unanimous Consent of the Directors of the Corporation. It being the opinion of the Directors that the change of the By-Laws is in the Corporation’s best interest.

SEVEN

The undersigned President of the Corporation declares that the facts stated herein are true as of the 31 day of May, 1993.

/s/ Melbourne F. Yull
Melbourne F. Yull,
President

Attest:	/s/ R. Lee Yancey
R. Lee Yancey,
Secretary

AMENDED AND RESTATED BYLAWS

OF INTERTAPE POLYMER CORP.

(now known as Intertape Inc.)

ARTICLE I

Stock

Section 1. Certificates of stock shall be issued in numerical order; they shall be signed by the President and by the Secretary, and the corporation’s seal shall be affixed thereto and attached by the Secretary. A record of each certificate shall be kept on the stub thereof.

Section 2. Transfers of stock shall be made only upon the books of the corporation, and before a new certificate is issued, the old certificate must be surrendered for cancellation and marked “cancelled” with the date of cancellation by the Secretary.

Section 3. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of a satisfactory security, by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked “duplicate” upon its face.

ARTICLE II

Stockholders

Section 1. The annual meeting of the stockholders of this corporation shall be held at such time and place as may be designated by resolution of the Board of Directors.

Section 2. Special meetings of the stockholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3. Written notice stating the place, day, and hour of the meeting and the purpose or purposes for which a special meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting (except if a different time is specified by statute), either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States Mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Any notice required herein may be waived in writing before or after the meeting.

Section 4. A quorum at any meeting of the stockholders shall consist of a majority of the stock of the corporation, represented in person or by proxy. A majority of such quorum shall decide any questions that may come before the meeting, except as otherwise provided by statute.

Section 5. Each share of common stock outstanding shall be entitled to one vote on the matter submitted to a vote at the meeting of the stockholders.

Section 6. Any action by the stockholders may be taken by the unanimous written consent of all of the stockholders, without the necessity of a meeting.

ARTICLE III

Directors

Section 1. There shall be a board of three (3) directors who shall be elected by the holders of voting stock for the term of one year and shall serve until the election and acceptance of their duly qualified successors.

Section 2. The regular organization meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting. Other regular meetings of the Board of Directors shall be held as determined by resolution of the Board. Such meetings may be held within or without the Commonwealth of Virginia at such place as may be designated by resolution of the Board or in the notice of the meeting.

Section 3. Special meetings of the Board of Directors shall be held upon three days’ written notice at such time and place as may be fixed in the notice, and may be called at any time by the President or any Director of the corporation.

Section 4. Notices of both regular and special meetings shall be mailed by the Secretary to each member of the Board not less than three days before any such meeting and notices of special meetings shall state the purposes thereof. Any notice required herein may be waived in writing by the party entitled to such notice.

Section 5. A quorum of any meeting shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting.

Section 6. Directors may be removed in accordance with Section 13.1-680 of the Code of Virginia, as amended. All vacancies among the Directors, however occurring, shall be filled by a majority vote of the remaining Directors, although the remaining Directors may be less than a quorum.

Section 7. Any action by the Directors may be taken by the unanimous written consent of all of the Directors, without the necessity of a meeting.

ARTICLE IV

Officers

Section 1. Officers of the corporation shall be elected by the Board of Directors at their regular meeting. Officers may be removed with or without cause at any time whenever the Board of Directors, in its absolute discretion, shall consider the best interest of the corporation would be served thereby. Vacancies, however created, shall be filled by the Board of Directors for the unexpired term. The Board of Directors shall fix the compensation of the officers of the corporation.

Section 2. The officers of the corporation shall include a President, a Secretary, and a Treasurer, who shall be elected and qualified. The officers may include a Chairman of the Board, one or more vice presidents, and one or more Assistant Secretaries.

Section 3. The Chairman of the Board, if appointed, shall preside at all meetings of the stockholders and the Board of Directors.

Section 4. The President shall preside at all meetings in the absence of the Chairman, shall have general administrative supervision of the affairs of the corporation, shall sign all certificates of stock and shall have the power to sign contracts, notes and other instruments of the corporation provided that he shall not extend the credit of the corporation through the endorsement, with recourse, of customer obligations without the prior approval of the Board and shall execute all deeds and deeds of trust affecting the real estate owned by the corporation; shall report directly to the Board of Directors; shall make reports to the Directors and the stockholders, and perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

Section 5. Any Vice President, if appointed, shall perform such duties as may be delegated to him or her by the Board of Directors.

Section 6. The Secretary shall issue notices for all meetings, shall keep their minutes, shall have charge of the seal and the corporate minute book, and shall sign with the President all certificates of stock, deeds, and deeds of trust and such other instruments as require his or her signature by these bylaws or by resolution of the Board of Directors. The Secretary shall keep his or her records at the registered office or principal place of business of the corporation, and shall make available for inspection all such books and records to the persons and in such manner as is provided in Section 13.1-771 of the Code of Virginia, as amended.

Section 7. Any Assistant Secretary, if appointed, shall assist the Secretary in the discharge of his or her duties, and in the absence of the secretary shall have all the powers and duties given to the secretary by these Bylaws. Any Assistant Secretary shall also have such additional powers and duties as may be delegated to him or her by the Board of Directors.

Section 8. The Treasurer shall keep the books of account of the corporation, and shall be the custodian of all funds and securities of the corporation and shall see to the deposit the same in the name of the corporation in such bank or banks as the Directors may designate, and shall perform such other duties as are delegated to him or her by the Board of Directors.

ARTICLE V

Finances and Dividends

Section 1. Dividends may be declared by the Board of Directors from time to time in accordance with the Articles of Incorporation and in accordance with Section 13.1-692 of the Code of Virginia, as amended.

Section 2. The funds of the corporation shall be deposited in such banks or trust companies as the Directors shall designate and shall be withdrawn only upon check as ordered by the Board of Directors.

ARTICLE VI

Seal

Section 1. The corporate seal of the corporation shall show the name of the corporation, the state in which it is incorporated, and the year of incorporation: i.e., “INTERTAPE POLYMER CORP.”

ARTICLE VII

Indemnification

1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the corporation shall not be liable to the corporation or its shareholders for monetary damages.

2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the corporation shall indemnify a director or officer of the corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section 2.

4. The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the corporation would have power to indemnify him against such liability under the provisions of this Article.

5. The provisions of this Article shall be applicable to all actions, claims, suits, or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification, or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue, or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification, or repeal.

6. Reference herein to directors, officers, employees, or agents shall include former directors, officers, employees, and agents and their respective heirs, executors, and administrators.

ARTICLE VIII

Amendments

Section 1. These Bylaws may be amended, repealed or altered, in whole or in part, by a majority vote of the Board of Directors, at any regular meeting of the Board, or at any special meeting where such action has been announced in the call and notice of such meeting, but bylaws made by the Board of Directors may be repealed or changed and new bylaws made by the stockholders, and the stockholders may prescribe that any bylaws made by them shall not be altered or repealed by the Directors.

The undersigned hereby certify that the foregoing are the Bylaws adopted by the Board of Directors and the Shareholders of the corporation, effective June 1, 1995.

ATTEST:

/s/ Andrew M. Archibald	/s/ Melbourne F. Yull
Andrew M. Archibald	Melbourne F. Yull
Secretary	President